Exhibit 99.1

For Further Information Contact

Harry J. Cynkus (404) 888-2922

FOR IMMEDIATE RELEASE

ROLLINS, INC. REPORTS THIRD QUARTER AND NINE MONTHS 2010

FINANCIAL RESULTS

ATLANTA, GEORGIA, October 27, 2010: Rollins, Inc. (NYSE:ROL), a premier North American consumer and commercial services company, today reported unaudited financial results for its third quarter ended September 30, 2010.  The Company recorded third quarter revenues of $305.1 million, an increase of 6.4% over the prior year’s third quarter revenue of $286.9 million.  Net income increased 12.2% to $25.5 million or $0.26 per diluted share for the third quarter ended September 30, 2010, compared to $22.7 million or $0.23 per diluted share for the same period in 2009.

Revenues for the first nine months of 2010 increased 5.2% to $857.0 million compared to $814.4 million for the first nine months of 2009.  Rollins’ net income for the first nine months of 2010 rose 10.6% to $70.8 million, or $0.71 per diluted share, compared to net income of $64.0 million, or $0.64 per diluted share for the same period in 2009.

Rollins’ balance sheet remains strong with total assets of $607.6 million and stockholders’ equity increasing to $286.4 million.

In the third quarter, the Company announced that it repurchased 372,499 shares of common stock at a weighted average price of $20.93 per share during the third quarter bringing the total number of shares repurchased year-to-date to 1,259,427 at a weighted average price of $20.92.  In total, 1,692,164 additional shares may be purchased under the share repurchase program.

Gary W. Rollins, President and Chief Executive Officer of Rollins, Inc. stated, “This quarter reflects a record performance in revenue and profits.  Our revenue growth reflects contributions from all of our businesses.  As you would expect, we are pleased with the results from our operational initiatives and their impact on customer and employee retention, as well as the bottom line.”

Mr. Rollins concluded, “Our progress in the first nine months of this year has been solid and we are on target to meet our business objectives for the year.  Our focus is squarely on providing a good job for our employees, great service to our customers and solid earnings improvement for our shareholders.  We remain confident in our strategy and action plans, and are working hard to grow the business both organically and through strategic acquisitions.”

Rollins, Inc. is a premier North American consumer and commercial services company. Through its wholly owned subsidiaries, Orkin, HomeTeam Pest Defense, Western Pest Services, PCO Services, The Industrial Fumigant Company, Waltham Services, and Crane Pest Control, the Company provides essential pest control services and protection against termite damage, rodents and insects to over 2 million customers in the United States, Canada, Mexico, Europe, Central America, the Caribbean, the Middle East, Asia and the Mediterranean from over 500 locations.  You can learn more about our subsidiaries by visiting our web sites at www.orkin.com, www.pestdefense.com, www.westernpest.com, www.orkincanada.ca, www.indfumco.com, www.walthamservices.com, www.cranepestcontrol.com and www.rollins.com. You can also find this and other news releases at www.rollins.com by accessing the news releases button.

CAUTION CONCERNING FORWARD-LOOKING STATEMENTS

This release contains statements that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements about the Company’s belief that the Company is on target to meet its business objectives for the year; the Company is focused on providing a good job for its employees, great service to its customers, and solid earnings improvement for its shareholders; the Company’s confidence in its strategy and action plans; and the Company’s work to grow its business both organically and through strategic acquisitions.  The actual results of the Company could differ materially from those indicated by the forward-looking statements because of various risks and uncertainties, including without limitation, economic and competitive conditions which may adversely affect the Company’s business; the degree of success of the Company’s pest and termite process, and pest control selling and treatment methods; the Company’s ability to identify and integrate potential acquisitions; climate and weather trends; competitive factors and pricing practices; the Company’s ability to attract and retain skilled workers, and potential increases in labor costs; uncertainties of litigation; and changes in various government laws and regulations, including environmental regulations.  All of the foregoing risks and uncertainties are beyond the ability of the Company to control, and in many cases the Company cannot predict the risks and uncertainties that could cause its actual results to differ materially from those indicated by the forward-looking statements.  A more detailed discussion of potential risks facing the Company can be found in the Company’s Report on Form 10-K filed with the Securities and Exchange Commission for the year ended December 31, 2009.

ROLLINS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF FINANCIAL POSITION

(in thousands)

At September 30, (unaudited)	2010	2009
ASSETS
Cash and cash equivalents	$20,250	$26,221
Trade receivables, short-term	76,973	70,750
Accounts Receivable - Other	2,218	2,338
Materials and supplies	11,167	10,341
Deferred income taxes	27,092	17,628
Other current assets	13,161	14,143
Total Current Assets	150,861	141,421

Trade receivables, long-term	10,416	9,599
Equipment and property, net	70,782	77,223
Goodwill	200,639	189,355
Customer Contracts	119,896	120,510
Other Intangible Assets	25,636	22,742
Deferred income taxes	19,841	16,669
Other assets	9,554	8,008
Total Assets	$607,625	$585,527

LIABILITIES
Accounts payable	$25,693	$16,616
Accrued insurance	18,660	15,605
Accrued compensation and related liabilities	60,214	58,208
Unearned revenue	95,711	95,361
Line of Credit	24,000	45,000
Other current liabilities	31,378	29,873
Total Current Liabilities	255,656	260,663

Accrued insurance	25,566	27,687
Accrued pension	11,365	14,992
Long-term accrued liabilities	28,597	28,957
Total Liabilities	321,184	332,299

STOCKHOLDERS’ EQUITY
Common stock	98,107	99,040
Retained earnings and other equity	188,334	154,188
Total Stockholders’ Equity	286,441	253,228
Total Liabilities and Stockholders’ Equity	$607,625	$585,527

ROLLINS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(in thousands except per share data)

(unaudited)

	Third Quarter Ended		Nine Months Ended
	September 30,		September 30,
	2010	2009	2010	2009
REVENUES
Customer services	$305,118	$286,852	$856,962	$814,391
COSTS AND EXPENSES
Cost of services provided	156,064	147,436	435,467	414,440
Depreciation and amortization	9,076	9,321	27,043	28,124
Sales, general and administrative	98,909	93,233	280,782	267,027
Loss on sale of assets	—	30	5	7
Interest expense, net	100	159	265	846
	264,149	250,179	743,562	710,444
INCOME BEFORE TAXES	40,969	36,673	113,400	103,947
PROVISION FOR INCOME TAXES	15,456	13,940	42,604	39,924
NET INCOME	$25,513	$22,733	$70,796	$64,023

NET INCOME PER SHARE - BASIC	$0.26	$0.23	$0.72	$0.64
NET INCOME PER SHARE - DILUTED	$0.26	$0.23	$0.71	$0.64

Weighted average shares outstanding - basic	98,388	99,125	98,876	99,615
Weighted average shares outstanding - diluted	98,505	99,428	99,029	99,924

CONFERENCE CALL ANNOUNCEMENT

Rollins, Inc.

(NYSE: ROL)

Management will hold a conference call to discuss

Third Quarter results on:

Wednesday, October 27, 2010 at:

10:00 a.m. Eastern

9:00 a.m. Central

8:00 a.m. Mountain

7:00 a.m. Pacific

TO PARTICIPATE:

Please dial 877-941-7133 domestic;

480-629-9821 international

at least 5 minutes before start time.

REPLAY: available through November 4, 2010

Please dial 800-406-7325/303-590-3030, Passcode: 4372650

THIS CALL CAN ALSO BE ACCESSED THROUGH THE INTERNET AT

www.viavid.net

Questions?

Contact Samantha Alphonso at Financial Relations Board at 212-827-3746

Or email to salphonso@mww.com